UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2008

EFJ, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21681	47-0801192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 Corporate Drive, Irving, Texas	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 819-0700

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 10, 2008, EFJ, Inc. (the “Corporation”) entered into a Fourth Amendment (the “Amendment”) to our Revolving Line of Credit, Loan Agreement, Term Loan Agreement and Security Agreement with Bank of America, N.A. (the “Loan Agreement”). The Loan Agreement requires the Corporation to comply with certain financial covenants. For the quarter ended December 31, 2007, the Corporation was not in compliance with the financial covenants relating to the maintenance of a minimum funded debt to EBITDA ratio and a fixed charge coverage ratio. As a result, the Corporation and Bank of America executed the Amendment which provides a one-time waiver for compliance with the financial covenants set forth in the Loan Agreement subject to further modification of the Loan Agreement to revise those financial covenants, modify the advance and borrowing revisions under the Loan Agreement and for certain other purposes more fully set out in the Amendment.

In order to maintain compliance with the terms of the Amendment, the Corporation is now required to meet certain financial covenants relating to maintenance of levels of EBITDA and minimum liquidity over the 2008 quarterly financial reporting periods. For the 2009 quarterly financial reporting periods, the financial covenants revert back to a minimum funded debt to EBITDA ratio and fixed charge coverage ratio. In addition, on March 10, 2008, the Corporation entered into a Third Amendment to Revolving Note (the “Third Amendment”) to adjust the interest rate on the revolving note issuable pursuant to the Loan Agreement. The interest rate is now equal to LIBOR plus 2.00% through March 31, 2009, and thereafter to LIBOR plus a rate between 1.00% and 1.75% depending on our ratio of debt to EBITDA.

A copy of the Amendment and the Third Amendment to Revolving Note are attached hereto as Exhibit 10.1 and Exhibit 10.2 respectively, and incorporated herein by reference. The information set forth herein is qualified by the terms of the Amendment and the Third Amendment to Revolving Note.

Item 2.02	Results of Operations and Financial Condition.

The information pursuant to Item 2.02 in this report on Form 8-K is being furnished as contemplated by General Instruction B(2) to Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On March 13, 2008, the Company announced its results of operations for the quarter and year ended December 31, 2007. The complete release is furnished with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Third Amendment to Revolving Note by and among the Company, E. F. Johnson Company, Transcrypt International, Inc., 3e Technologies International, Inc, and Bank of America, N.A., dated as of March 10, 2008.

10.2	Fourth Amendment to Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement dated as of March 10, 2008 by and among the Company, E.F. Johnson Company, Transcrypt International, Inc., 3e Technologies International, Inc. and Bank of America, N.A.

99.1	Press release of EFJ, Inc. issued on March 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EFJ, INC.

Date: March 13, 2008	By:	/S/ John K. Rothermel
John K. Rothermel
Acting General Counsel and Secretary